CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference our report dated March 17, 2005 relating to the financial statements of CIFG Assurance North America, Inc. and our report dated April 20, 2005 relating to the consolidated financial statements of CIFG Guaranty, each included in this Form 8-K of Asset Backed Securities Corporation (“the Company”) in the Company’s Registration Statement (No. 333-127230) on Form S-3.  We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

October 25, 2005